UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT INSTITUTIONAL INCOME FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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Eagle Point Institutional Income Fund 600 Steamboat Road, Suite 202 Greenwich, CT 06830

May 12, 2026

Dear Valued Shareholder,

Today, we adjourned the 2026 Annual Meeting of Shareholders of Eagle Point Institutional Income Fund to June 9, 2026, at 8:00 a.m., Eastern Time, to give shareholders who have not yet cast their vote with more time to do so. Shareholders are being asked to approve two nominees to serve on the Board of Trustees.

You are a Record Date Shareholder in Eagle Point Institutional Income Fund. Please help us by taking a few moments to cast your vote.

The Board Recommends a vote “FOR” the Nominees.

WE WOULD GREATLY APPRECIATE YOUR HELP

Thank you in advance for helping us to proceed with the important business of Eagle Point Institutional Income Fund by casting your vote. We appreciate your attention to this matter.

Sincerely,

Courtney B. Fandrick
Secretary
Eagle Point Institutional Income Fund

How do I vote? There are two convenient methods for casting your important proxy vote:

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-877-536-1561. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time. You may also contact your financial advisor for further information.

Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the two voting methods listed above to ensure that your vote is recorded before the Annual Meeting to be held on June 9, 2026.

Copies of the proxy materials, including the notice of the Annual Meeting and Proxy Statement are available at: https://www.epiif.com